United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Department of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Hercules' class of directors whose term expire in 2006 includes Patrick Duff. In connection with consideration of directors to be nominated for election at the 2006 Annual Meeting of Shareholders, on February 15, 2006, Mr. Duff informed Hercules' Corporate Governance, Nominating & Ethics Committee and the Board of Directors that given his other activities, he is uncertain that he would be able to complete a three-year term if re-elected. Therefore, Mr. Duff has decided to complete the remainder of his current term and has asked not to be considered for re-election. He noted that he has no disagreements with Hercules' Board or Management or the strategic goals and directions of Hercules. As a result of Mr. Duff's not standing for re-election, the Board has acted to decrease its size to nine members effective upon Mr. Duff's retirement at the 2006 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 2006	By:	HERCULES INCORPORATED

/s/ Allen A. Spizzo
Allen A. Spizzo
Vice President and Chief Financial Officer